UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2011

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri  63105
(Address of Principal Executive Offices)

(314) 854-8520
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07               Submission of Matters to a Vote of Security Holders

On July 15, 2011, FutureFuel Corp. (the “Company”) held its annual shareholders meeting, at which a quorum of its shareholders was present either in person or by proxy.  The matters submitted to a vote of the Company’s shareholders were:

(1)	to elect three directors: Lee E. Mikles, Thomas R. Evans, and Paul M. Manheim;

(2)	to ratify the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2011;

(3)	to make an advisory vote on the compensation of the Company’s named executive officers; and

(4)	to make an advisory vote on the frequency of an advisory vote on the compensation of the Company’s named executive officers.

No other business was conducted at such meeting.  Of the 39,983,849 shares of the Company’s common stock eligible to vote at the Company’s annual shareholder meeting, 35,725,391 shares were voted.  The results of the voting were as follows:

Matter Voted Upon	Votes Cast For	Votes Cast Against	Votes Withheld	Number of Abstentions	Broker Non-Votes
Election of Lee E. Mikles	28,768,400	n/a	1	0	6,956,990
Election of Thomas R. Evans	28,767,700	n/a	701	0	6,956,990
Election of Paul M. Manheim	28,767,700	n/a	701	0	6,956,990
Ratification of the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2011	35,724,390	301	0	700	0
Advisory vote on the compensation of the Company’s named executive officers	26,160,800	2,576,901	0	30,700	6,956,990
Advisory vote on the frequency of an advisory vote on the compensation of the Company’s named executive officers		n/a	0	2,249,375	6,956,990
three years	23,688,216
two years	78,205
one year	2,752,605

As a result, all matters submitted to a vote of shareholders at the annual meeting were approved.

In light of the advisory vote on the frequency of an advisory vote on the compensation of the Company’s named executive officers, the Company will include a shareholder vote on the compensation of its named executive officers for in its proxy materials for the Company’s annual shareholder meeting in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Douglas D. Hommert
Douglas D. Hommert, Executive Vice President, Secretary and Treasurer

Date: July 19, 2011

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